As filed with the Securities and Exchange Commission on October 13, 2000

                                   Registration Statement No. 333-46954

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                PRE-EFFECTIVE AMENDMENT NO. 1 TO
                              FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      COVISTA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


        New Jersey                    4813                    22-1656895
 (State or other juris-          (Primary Standard           (I.R.S. Employer
 diction of incorporation    Industrial Classification     Identification No.)
     or organization)               Code Number)


                          150 Clove Road, 8th Floor
                           Little Falls, NJ 07424
                               (973) 812-1100
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



                               Thomas P. Gunning
                            Chief Financial Officer
                    Covista Communications, Inc.
                           150 Clove Road, 8th Floor
                             Little Falls, NJ 07424
                                  (973) 812-1100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   Copies to:

                            Sean P. McGuinness, Esq.
                           Christina L. Novak, Esq.
                      Swidler Berlin Shereff Friedman, LLP
                         3000 K Street, N.W., Suite 300
                             Washington, D.C. 20007
                                 (202) 424-7500

                                      and

                              Jay J. Miller, Esq.
                              430 East 57th Street
                                   Suite 5-D
                               New York, NY 10022


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                       CALCULATION OF REGISTRATION FEE
==============================================================================
TITLE OF        AMOUNT TO BE     PROPOSED MAXIMUM   PROPOSED        AMOUNT
SHARES TO BE    REGISTERED       OFFERING PRICE     MAXIMUM           OF
REGISTERED                        PER SHARE (1)     AGGREGATE     REGISTRATION
                                                   OFFERING PRICE     FEE
------------------------------------------------------------------------------
Common Stock      2,454,661          $4.19          $10,285,029    $2,715.25*
  par value
  $0.05 per
  share
=============================================================================
(1) Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(c) of Regulation C, the estimated price for such shares of common stock was based on the average of the high and low reported prices on the Nasdaq National Market on September 27, 2000.
*    Previously paid.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PROSPECTUS

                   SUBJECT TO COMPLETION, DATED OCTOBER 13, 2000

                           COVISTA COMMUNICATIONS, INC.

                                 2,454,661 SHARES

                                  COMMON STOCK

                            ------------------------

This prospectus relates to the possible offer and sale from time to time of up to 2,454,661 shares of our common stock, par value $.05 per share, by the selling stockholders, who are the owners and pledgee of such Shares identified on page 15 of this prospectus. The selling stockholders advised us that they, acting as principals for their own account, directly or through agents, dealers or underwriters that they may designate, may sell their shares of common stock from time to time on terms that will be determined at the time of sale. The selling stockholders may sell their shares through customary brokerage channels, negotiated transactions or a combination of these methods at fixed prices that may be changed, at market prices then prevailing or at negotiated prices then obtainable. To the extent required, we will provide:

          -     the number of shares that will be sold,
          -     the names of the selling stockholders,
          -     the purchase price,
          -     the public offering price,
          -     the name of any agent, dealer or underwriter, and
          - the amount of any offering expenses, applicable commissions or discounts and any other material information regarding a particular offer in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

    Each selling stockholder reserves the right to accept and, together with its agents, to reject in whole or in part, any proposed purchase of its shares.

     Since the shares registered by the registration statement are being offered on a delayed or continuous basis as permitted by Rule 415 of the Securities Act of 1933, we are not able to include in this prospectus information about the price to the public of the shares or the proceeds to the selling stockholders. The selling stockholders and any brokers or dealers executing selling orders on their behalf may be deemed "underwriters" within the meaning of the Securities Act, in which event the usual and customary selling commissions which may be paid to the brokers or dealers may be deemed to be underwriting commissions under the Securities Act. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares sold less any discounts or commissions. We can give you no assurance that any or all of the shares that we register will be sold.

     We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders. Certain of the selling stockholders will pay all of the expenses incurred in registering the shares of common stock covered by this prospectus. Further information concerning the selling stockholders and the shares of common stock that will be sold can be found in the "Selling Stockholders" and "Plan of Distribution" sections of this prospectus. Information concerning the selling stockholders may change from time to time.

     To the extent required, any changes will be set forth in an accompanying prospectus supplement or if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

     Our common stock is traded on the Nasdaq National Market under the symbol "CVST." On September 27, 2000, the last reported sale price for our common stock on the Nasdaq National Market was $4.25 per share.

SEE "RISK FACTORS" BEGINNING ON PAGE 6 TO READ ABOUT CERTAIN RISKS THAT YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
   The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer of sale is not permitted.
+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                The date of this prospectus is ____________2000.

                          ----------------------------

                             TABLE OF CONTENTS


Where You Can Find More Information                     3
Incorporation by Reference                              3
Forward-Looking Statements                              5
The Company                                             5
Risk Factors                                            6
Use of Proceeds                                        14
Transfer Agent                                         15
Selling Stockholders                                   15
Plan of Distribution                                   15
Legal Matters                                          17
Experts                                                17

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We file information electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov. You also may inspect copies of these materials and other information about us at the following regional offices of the SEC: CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048.

                            INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the shares made under this prospectus:

     - The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 2, 1998;

     -  Our annual report on Form 10-K for the fiscal year ended
        January 31, 2000, as filed with the SEC on May 1, 2000;

     - Our quarterly report on Form 10-Q for the quarter ended April 30, 2000, as filed with the SEC on June 9, 2000;

     - Our proxy statement on Schedule 14A for our annual meeting of stockholders, as filed with the SEC on August 10, 2000;

     - Our quarterly report on Form 10-Q for the quarter ended July 31, 2000, as filed with the SEC on September 14, 2000; and

     -  Our Current Report on Form 8-K, as filed with the SEC on October
        3,2000.

    We will provide without charge to each person who requests it in writing a copy of any or all of the documents incorporated by reference in this prospectus, except the exhibits to those documents (unless the exhibits are specifically incorporated by reference in the documents). You should direct requests for these copies to Thomas P. Gunning at 150 Clove Road, 8th Floor, Little Falls, NJ 07424, or by telephone at (973) 812-1100. This prospectus is part of a registration statement we filed with the SEC. The prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                           FORWARD-LOOKING STATEMENTS

Some of the information included or incorporated by reference in this prospectus contains forward-looking statements, including statements that are not historical or factual. We intend these forward looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we are including this paragraph for purposes of complying with these safe harbor provisions. The forward-looking statements include statements regarding our intent, belief or expectations. You can identify these statements by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "should" and other comparable terms. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments.

Investors are cautioned that, while forward-looking statements reflect our good faith beliefs and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the risks under the caption "Risk Factors".

UNLESS OTHERWISE INDICATED OR UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES IN THIS PROSPECTUS TO "WE," "US," "OUR" OR THE "COMPANY" MEANS COVISTA COMMUNICATIONS,INC.


                                  THE COMPANY

     We are a regional facilities-based long distance telecommunications and Internet services provider servicing both the commercial and wholesale marketplace. Our products and services include a broad range of voice, data and Internet solutions, including long distance and toll-free services, calling card, data, Internet access, DSL, email, facsimile, directory assistance and teleconferencing services. The wholesale division provides domestic and international termination services to carriers worldwide at competitive rates. We currently own and operate two long distance switches, one in New York City and one in Newark, New Jersey. In addition, we currently own and operate two carrier grade routers, a remote access server and an email server located in New York City and Northern New Jersey for our Internet service offerings. We process approximately 95% of all our call volume through our own facilities. We also have a Network Operations Center ("NOC") in Northern New Jersey to monitor and control our New Jersey network and to coordinate our various services.

     For the fiscal year ended January 31, 2000, we had gross revenues of approximately $140 million, derived approximately 60% from wholesale and 40% from commercial services. In the retail market, we intend to continue to focus our efforts on small to medium-sized customers with sales of $1 million to $60 million and monthly communications bills that range from $500 to $30,000. Our commercial sales activities have been concentrated in Northern New Jersey and New York City, where, according to industry sources, 40% of the total United States telecommunications market is represented. We intend to focus our efforts on further penetrating commercial users of our services in the Northeast and to augment the services offered to our customers by introducing local exchange telecommunications service offerings in selected northeastern markets.

     We are a New Jersey corporation with our principal executive offices at Overlook at Great Notch, 150 Clove Road, Little Falls, New Jersey 07424, and our telephone number is (973) 812-1100. We incorporated in 1959 as Faradyne Electronics Corp. In November 1991, we changed our name from Faradyne Electronics Corp. to Total-Tel Communications, Inc. In September 2000, we changed our name from Total-Tel USA Communications, Inc. to Covista Communications, Inc.


                                RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION IN THIS DOCUMENT BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. THE RISKS SET FORTH BELOW ARE IN ADDITION TO RISKS THAT APPLY TO MOST BUSINESSES.

RAPID CHANGES IN TECHNOLOGY COULD PLACE US AT A COMPETITIVE DISADVANTAGE.

     Our success will depend on the capacity, reliability, and security of our networks. A substantial portion of our future revenues will be derived from providing tailored, value-added network services to our customers. We must continue to expand and adapt our network infrastructure as the number of users and the amount of information they wish to transfer increase and as customer requirements change.

     The markets we service are characterized by:

     -     rapidly changing technology;
     -     changes in end-user requirements;
     -     frequent introduction of new services and other products;
     -     evolving industry standards;
     -     emerging competition; and
     - decreases in the cost of equipment and the pricing of existing as well as new services and other products.

     We expect these changes to continue and our long-term success will increasingly depend upon our ability to enhance existing products and services and to develop new products and services that meet changing customer requirements on a timely and cost-effective basis. We cannot assure you that we can successfully identify new opportunities and develop and bring new products and services to the market in a timely and cost effective manner. We also can not assure you that the products, services or technologies that others develop will not render our products, services or technologies non-competitive or obsolete. Furthermore, there is no guarantee that products or service developments or enhancements we introduce will achieve or sustain market acceptance or that they will effectively address the compatibility and interoperability issues raised by technological changes or new industry standards.

     Our failure to expand network infrastructure or our other products and services on a timely basis or adapt to changing customer requirements and evolving industry standards could have a material adverse effect on our business, financial condition, and results of operations.

WE FACE SIGNIFICANT DOMESTIC AND INTERNATIONAL COMPETITION THAT MAY ADVERSELY AFFECT OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS.

     The United States telecommunications industry is highly competitive, rapidly evolving, and significantly influenced by the marketing and pricing decisions of the larger industry participants. We compete with a number of well-established providers, as well as many other providers with less significant market share. Many of our competitors:

     -     are significantly larger than us;
     - have substantially greater financial, technical, and marketing resources;
     -     have larger networks than us;
     -     offer a broader portfolio of services than we do;
     -     have long-standing relationships with many of our target customers;
     -     have long-standing relationships with our competitors; and
     -     have greater name recognition and "brand" loyalty

     Our competitors which provide long distance services in the United States include, among others, AT&T, MCI WorldCom, Inc. and Sprint Communications, Inc. In addition, the FCC has recently granted approval for some of the Regional Bell Operating Companies ("RBOC") to provide in-region long distance service in New York and Texas. RBOCs are expected to seek approval to provide in-region long distance services in additional states, further increasing competition from companies that have significantly greater name recognition and financial, technical and marketing resources than we do.

     Our DSL services face competition from other providers of high speed Internet access including cable companies providing high speed Internet access through cable modems. Some of our competitors for high speed Internet services, such as AT&T, have acquired major cable networks which could be used to compete against us. In addition, incumbent local exchange carriers ("ILECs") have substantially increased their competition for high speed Internet access.

     The long distance and data services industries have relatively insignificant barriers to entry, thus new competitors are continually entering the market. These entities compete with us for the same customers and there is significant customer turnover, particularly with our residential customers. We face competition from carriers that offer a broader portfolio of bundled telecommunications services than we do, including long distance, local exchange, Internet, and data services. We believe that new and existing competitors are likely to continue to expand their service offerings to appeal to our existing and potential customers. Our ability to compete effectively will depend on our ability to provide network reliability and high quality service at competitive prices. Prices for long distance and data services have decreased over the past several years and we expect that decline to continue. Our competitors may reduce rates or offer incentives to our existing and potential customers. Several domestic long distance carriers have introduced pricing strategies which provide for fixed, low rates for domestic calls. . Because we believe that to maintain our competitive position we must be able to reduce our prices to meet reductions in rates by others, our business could be adversely affected by such reductions. Some carriers are expanding their capacity and network facilities. We may see more downward price pressure if industry expansion results in capacity which exceeds overall demand, or along our routes. We cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices.

     In addition, the regulatory environment in which we operate is changing. As this regulatory environment evolves, our competitors may obtain greater or unique competitive advantages. New technologies may also result in new regulation or competitors entering the marketplace. To the extent IP telephony is not regulated, providers of IP telephony could create substantial downward pricing pressure on non-IP telephony providers.

     In addition to the competitive risk factors listed above with regard to domestic providers, local providers in international markets generally have competitive advantages over us due to:

     - their control over the intra-national transmission lines and connections to such lines;
     -     their ability to delay access to lines; and
     - the reluctance of some regulators to adopt policies and grant regulatory approvals which will result in increased competition for the local carrier.

      Our business in an international location would be adversely affected if the local carrier significantly uses its competitive advantages. Recent and pending deregulation in various countries, however, may encourage new entrants. The number of competitors is likely to increase as a result of the new competitive opportunities created by the World Trade Organization agreement on telecommunications. Under such agreement, the United States and 68 other countries committed to open their telecommunications markets to competition as of January 1998.

     Strategic alliances or transactions are prevalent and could result in additional competition domestically and internationally. Consolidation in the telecommunications industry may create even larger competitors with greater financial and other resources. These mergers and alliances could create increased competition in the telecommunications services market, increased price competition in the long distance market, and potentially reduce the number of customers that purchase wholesale international long distance services from us. The effects of such strategic alliances or transactions could have an adverse effect on our business, financial condition, and results of operations.

WE HAVE A HISTORY OF LOSSES, HAVE AN ACCUMULATED DEFICIT AND MAY NEVER ACHIEVE OR SUSTAIN SIGNIFICANT REVENUES OR PROFITABILITY.

     We have incurred operating losses since January 31, 1999 and we could continue to incur net losses for the foreseeable future. As of July 31, 2000, we had an accumulated deficit of $5,536,530. We may never achieve or sustain significant revenues or profitability in the future and we may be unable to meet our capital requirements.
WE MAY EXPERIENCE DECREASING PRICES FOR OUR SERVICES, WHICH MAY IMPAIR
OURABILITY TO ACHIEVE PROFITABILITY OR POSITIVE CASH FLOW.     We may
experience decreasing prices for our services due to competition,volume-based pricing and other factors. Currently, we charge higher prices forsome of our services than some of our competitors do for their similar services.As a result, we cannot assure you that our customers will select our services over those of our competitors. In addition, we cannot assure you that our costs to provide such services will decrease proportionally to the prices we are able to charge our customers. We expect to reduce prices periodically in the future to respond to competition and to generate increased sales volume.

As a result, we cannot predict whether demand for our services will exist at prices that enable us to achieve profitability or positive cash flow.

A HIGH LEVEL OF CUSTOMER CHURN IS INHERENT IN THE TELECOMMUNICATIONS INDUSTRY, AND THIS MAY AFFECT OUR FINANCIAL RESULTS.

     The attrition of our customers, also known as "churn," is attributable to a variety of factors, including our termination of customers for nonpayment and the initiatives of existing and new competitors which, to attract new customers, may implement national advertising campaigns, utilize telemarketing programs, and provide cash payments and other forms of incentives. To retain our customer base, we implement programs and enhancements, such as value-added services, agent and affinity sales programs, improved customer service, competitive price adjustments and an aggressive retention program. Some purchasers of our long distance services are not obligated to purchase any minimum amount of our services, and can stop using our service at any time and without penalty. Some customers may not continue to buy their long distance telephone service through us or through independent agents and resellers that purchase services from us. If a significant portion of our customers were to decide to purchase long distance service from other providers, we may not be able to replace them and our financial results would be adversely affected.

CARRIER CUSTOMERS ACCOUNT FOR A SIGNIFICANT PORTION OF OUR REVENUES; CARRIER CUSTOMER REVENUES ARE UNPREDICTABLE.

     We provide telecommunications services to carrier customers principally in the United States. Our revenues from such services accounted for approximately 50% of revenues in the fiscal year ended January 31, 2000 and were the only profitable segment of our business. We also expect our revenues from carrier services to be approximately 50% for the fiscal year ending January 31, 2001. Thus, the loss of revenue from carrier customers could have a material adverse effect upon our business. Carrier customers are extremely price sensitive, generate low margin business, and frequently choose to move their business based solely on small price changes. Our carrier customers may use more than one communications service provider. They can quickly switch from our services to other providers without incurring significant expense. We cannot assure you that we will be able to retain our customers. Competition from new market entrants may also have a material adverse effect on our ability to retain carrier customers.

     Also, some of our carrier customers have limited financial resources, resulting in a higher risk of delinquency or non-payment than with more creditworthy customers. While we have instituted credit criteria to reduce our exposure to the higher risks associated with carrier customers, we cannot provide you any assurance that such criteria and methods will afford adequate protection against such risk. In addition, some of our competitors have been involved in litigation concerning payments due under approved interconnection agreements. Such litigation includes the payment of reciprocal compensation for the termination of calls on a competitor's network. We do not know whether we will be required to make such reciprocal payments in the future.

WE RELY ON LEASED CAPACITY AND ARE VULNERABLE TO THE AVAILABILITY OF AND CHANGES IN OUR LEASING ARRANGEMENTS.

     Transmission lines leased by us from transmission facilities-based carriers with which we compete connect all telephone calls made by our customers. Our profitability will depend, in substantial part, on our ability to obtain and use leased capacity on a cost-effective basis. Leases for our capacity include terms ranging from one to sixty months. Thus, we are vulnerable to changes in our lease arrangements, such as price increases and service cancellations. Although we believe we have and will continue to enjoy favorable relationships with the other transmission facilities-based carriers from which we lease transmission lines, we cannot assure you that leased capacity will continue to be available at cost-effective rates.

WE RELY ON THIRD PARTIES FOR ACCESS TO TELEPHONY SERVICES.

     Since we provide and expect to continue to provide most of our services through connections supplied by other telecommunications providers, we depend on their cooperation. Such other providers include some of our major competitors. We will need to enter into interconnection agreements with some of these competitors as we expand into other product lines. We cannot assure you that we will be able to enter into such interconnection agreements on favorable terms or at all. Even when we enter into an interconnection agreement, we do not know if our orders for services will be fulfilled in a timely manner. Our services to customers may be interrupted by the failure of other parties to interconnection agreements to maintain equipment and provide service in a reliable and timely manner, which would risk loss of business for us. In addition, we do not know if the rates charged to us under interconnection agreements will allow us to offer our services at competitive rates.

IF OUR INFORMATION SYSTEMS FAIL TO ACCURATELY CAPTURE CUSTOMER BILLS WE MAY LOSE POTENTIAL REVENUES.

     We are dependent upon our information systems and switching equipment to:

          -     provide service to our customers;
          -     manage our network;
          -     collect billing information; and
          -     perform other vital functions.

     In operating our business, we must process millions of call detail records quickly and accurately to produce customer bills. While we believe our billing and information systems currently are capable of processing such data, we cannot assure you that such systems will not require enhancement or substantial investments in the future. However, we are continually enhancing our billing system and seeking to upgrade the other information systems used in our business. In particular, with regard to our planned entry into the local exchange telecommunications market, we will need to develop a new billing system to capture such sales. We may encounter difficulties in integrating new technology into our systems. If we are unable to bill and collect receivables from our customers because of problems with our information systems, our cash flows could be interrupted which could materially adversely affect our business, financial condition and results of operations.

IF CHANGES ARE MADE TO EXISTING GOVERNMENT REGULATIONS OR ADDITIONAL GOVERNMENT REGULATIONS ARE PUT INTO EFFECT, OUR OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED.

     Legislation, regulations, regulatory actions, and court decisions affect us and our ability to compete. Telecommunications services are subject to significant regulation at the Federal, State, local and, international levels. Delays in receiving required regulatory approvals or the enactment of new and adverse legislation, or regulatory requirements may adversely affect our business, financial condition and results of operations. In addition, future legislative, judicial or regulatory agency actions could alter competitive conditions in the markets in which we operate, in ways not necessarily to our advantage. Domestic or international regulators or third parties may also raise material issues regarding our compliance or non-compliance with applicable laws and regulations.

     The Telecommunications Act of 1996 provides for significant deregulation of the domestic telecommunications industry. Certain pertinent provisions, however, remain subject to judicial review and additional FCC rulemaking, and, thus, it is difficult to predict what effect the legislation will have on our operations and us.

     We currently are subject to Federal and State government regulation of our long distance telephone service. We are required by Federal and State law and regulations to file tariffs listing the rates and terms and conditions of services provided by us. Such tariffs must be accepted by the relevant regulatory authority and are generally subject to challenge by third parties. We are generally also required to obtain certification from the relevant state authorities prior to starting intrastate service. In addition, we must maintain a certificate issued by the Federal Communications Commission in providing international services. We believe that future regulatory, judicial, and legislative changes as well asnd certification and compliance requirements will continue to have a material effect on us.

     The FCC recently detariffed domestic interstate services for nondominant carriers like us. By the end of a transition period which is to expire January 31, 2001, carriers must cancel their domestic interstate tariff offerings that are covered by the FCC's detariffing order, and inform customers by alternate means of their rates, terms and conditions of service. The FCC is currently considering whether to eliminate other tariffing requirements. Elimination of tariffs will require that we secure contractual agreements with each of our customers, containing the terms of the services offered. While we currently have service agreements already in place with many of our customers, the contracts may not contain all of the provisions included in our tariffs. To the extent that disputes arise over such contracts, carriers, including us, may no longer resort to the legal doctrine that the terms of a filed tariff supercede individual contract language.

     To originate and terminate calls in connection with providing their services, long distance carriers like us must purchase "access" from local exchange carriers. Access charges represent a significant portion of our cost of services. The interstate access charges of ILECs are subject to extensive regulation by the FCC. Competitive local exchange carriers' ("CLECs") interstate access charges are subject to a lesser degree of FCC regulation, but remain subject to the requirement that all charges be just, reasonable and not unreasonably discriminatory. The FCC recently adopted an order intended to significantly reduce access charges paid by long distance companies, and we expect that our costs should decrease as a result. AT&T and Sprint, however, have committed to the FCC to pass through to their customers the decrease in access charges. As a result it may be difficult for us to realize the benefits of these cost reductions. The Federal Communications Commission has also reformed its regulation of local exchange carriers access charges to better account for increasing levels of competition. Under these rules, local exchange carriers will be permitted to allow volume discounts in the pricing of access charges. We believe these rules may cause us to be placed at a significant cost disadvantage to larger competitors.

     International regulatory agencies and legislatures impose substantial restrictions on telecommunications providers operating in their countries, and may impose substantial restrictions on foreign providers. The interpretation and enforcement of such laws and regulations vary and could limit our ability to provide some telecommunications services. Furthermore, changes in current or future laws or regulations or future intervention could have a material adverse effect on us. Even if national and local laws permit us to conduct our operations as currently conducted, we may still face significant resistance to the implementation of such legislation from local carriers, regulators, trade unions, and other sources. These and other potential obstacles to deregulation may have a material adverse effect on our business, financial condition and results of operations.

     We cannot assure you that future regulatory, judicial, or legislative activities will not have a material adverse effect on our business, financial condition or results of operations.

WE DEPEND ON CERTAIN EXECUTIVE AND TECHNICAL PERSONNEL FOR THE OPERATION OF OUR NETWORK AND SYSTEMS.

    The loss or unavailability of one or more of certain executive or technical personnel could have an adverse effect on our operations. Our future success will also depend on our ability to attract and retain additional key management and technical personnel. The competition to hire qualified employees and personnel in the telecommunications and Internet industries is intense and there are a limited number of persons with knowledge of and experience in particular sectors of the telecommunications industry. We have experienced significant personnel turnover during the past several years and we cannot guarantee that we will be successful in attracting and retaining such executives and technical personnel in the future.

WE CANNOT ASSURE YOU THAT OUR ENTRY INTO THE LOCAL EXCHANGE TELECOMMUNICATIONS SERVICES MARKET WILL BE SUCCESSFUL.

     We intend to offer local exchange telecommunications services in selected northeastern markets utilizing total service resale provided by the ILECs.
The market for local telecommunications services is extremely competitive. Many existing competitors, particularly the ILECs, have greater financial, personnel, brand and name recognition and other resources than we do. Moreover, we expect that new competitors will enter this market, and that some existing as well as new competitors may offer a broader portfolio of services than those offered by us. Increased competition has resulted in downward price pressure, lowering profit margins. In addition, many of our competitors will have lower operating costs than we do through their purchase of unbundled network elements from the ILEC or their construction of their own facilities. We cannot assure you that we will be able to compete effectively with other providers in our region or that we will be able to achieve or sustain market acceptance at desired pricing levels to become profitable.

WE ARE SUBJECT TO THE RISK OF SYSTEM FAILURE AND SECURITY RISKS.

     We must provide reliable service if we are to succeed in marketing our services to business customers. Our networks are subject to a variety of potential problems including:

     -     physical damage;
     -     power loss and capacity limitations;
     -     software defects;
     -     human error;
     -     equipment failure;
     -     breaches of security (by computer virus, break-ins, or otherwise);
           and

     - natural disasters (such as fires, earthquakes, floods, and similar events).

     In the past, we have experienced switching equipment outages, which temporarily prevented our customers from using our services. We cannot assure you that our equipment will not experience problems in the future. Any failure of our network or other systems or hardware that causes significant interruptions to our operations could:

         -     damage our reputation;
         -     result in a loss of customers; and
         - harm our ability to retain and obtain customers, which could have a material adverse effect on our ability to generate revenues.

     To date, we have not experienced significant quality problems. However, we may, from time to time, experience problems which would affect the quality of the voice and data transmitted over our network. Although we generally seek to limit our liability through our contracts with customers, we cannot assure you that we could not be held liable for damages resulting from service failures. In addition, we purchase capacity on other carriers' networks and as a result, we rely on the transmission quality of other carriers' networks and, therefore, are vulnerable to any system failures of those carriers as well.

     Our network may be vulnerable to unauthorized access, computer viruses and other disruptive problems. Internet service provider, telecommunications carrier and corporate networks have in the past experienced and, in the future, may experience, interruptions in service as a result of accidental or intentional actions of Internet users, current and former employees and others. Unauthorized access could also potentially jeopardize the security of confidential information stored in the computer systems of our customers.
This might result in liability to our customers and also might deter potential customers. We have implemented security measures that are standard within the telecommunications industry. Such measures, however, may be circumvented. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to our customers which could harm our business, financial condition, results of operations and cash flow.

FUTURE SALES OF OUR COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

     Sales of a substantial number of shares of our common stock in the publicmarket, or the appearance that such shares available for sale, could adverselyaffect the market price for our common stock. As of September 14, 2000, we had 7,944,091 shares of common stock outstanding. A significant number of these shares are not currently publicly traded but are available for immediate resale to the public, subject to certain volume limitations and under the securities laws. As of September 14, 2000, we also have 99,000 shares of our common stock subject to outstanding options under our 1987 Employee Stock Option Plan. In addition, as of September 14, 2000, we have 21,550 shares of our common stock remaining that are reserved for issuance pursuant to options under our 1996 Stock Option Plan, and of which 190,600 shares are subject to outstanding options. As of September 14, 2000, we also have 82,800 shares of our common stock remaining that are reserved for issuance pursuant to options under our 1999 Employee Equity Incentive Plan, and of which 667,200 are subject to outstanding options. Shares underlying vested options are generally eligible for immediate resale in the public market. In the past, our common stock has traded at low volumes. The registration of the shares pursuant to this prospectus will create additional market overhang. Future sales of the shares into the public market could have an adverse affect on the prevailing market price of our common stock.

OUR PRINCIPAL STOCKHOLDER HOLDS A LARGE PERCENTAGE OF OUR COMMON STOCK AND, AS A RESULT, COULD INFLUENCE MANAGEMENT DECISIONS.

     A substantial portion (in excess of 45%) of our issued and outstanding voting shares is now held by Walt Anderson or Revision LLC and Gold & Appel Transfer, S.A., entities controlled by Mr. Anderson. As a result of his percentage ownership of our shares, Mr. Anderson could influence decisions on certain matters, including the election of directors, increasing our authorized capital stock, selling our assets, merging or dissolving our business and generally may be able to direct our corporate affairs.

     1,751,132 of the shares which Mr. Anderson controls are pledged to an unrelated third party lender to secure a personal loan. If an event of default should occur with respect to such loan, the pledgee would hold a substantial portion (in excess of 22%) of our issued and outstanding voting shares and could, therefore, substantially influence management decisions of our Company.

WE MAY INCUR LIABILITY AS AN INTERNET SERVICE PROVIDER.

     We are an Internet service provider, or an ISP. The law governing the liability of online service providers and Internet access providers for participating in the hosting or transmission of objectionable materials or information currently remains unsettled. Under the Telecommunications Act of 1996, courts can impose civil and criminal penalties for the use of interactive computer services for the transmission of certain indecent or obscene communications. The United States Supreme Court in 1997 held this provision unconstitutional as it related to indecent, but not obscene, communications. Also, some states have adopted or may adopt in the future similar requirements. The constitutionality of such state requirements remains unsettled. Laws have also been adopted relating to Internet user privacy. In the United States, the Children's Online Privacy Protection Act applies to the online collection of personal information from children under the age of 13. The Federal Trade Commission has issued rules under that Act and may impose penalties for non-compliance with the Act and the rules. In addition, several private parties have filed lawsuits seeking to hold ISPs accountable for information that they transmit, such as libelous material and copyrighted material. We cannot predict the outcome of this litigation or the potential for the imposition of liability on ISPs for information that they host, distribute or transport. These suits and other laws and regulations could materially change the way ISPs must conduct business and could impact our determination to expand or continue this business. To the extent we become parties to such litigation, such litigation could have a material adverse effect on our business, financial condition and results of operations.

                            USE OF PROCEEDS

     We will not receive any of the proceeds from the offer and sale by the selling stockholders of the shares of our common stock, nor will any proceeds be available for use by us or for our benefit. Certain of the selling stockholders will pay all of the expenses incurred in registering the shares of common stock covered by this prospectus.

                            TRANSFER AGENT

     The Transfer Agent for our common stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                            SELLING STOCKHOLDERS

     The following table sets forth the name of, and number of shares owned by, each selling stockholder. The shares may be offered from time to time by the selling stockholders named below. However, such selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any such shares immediately under this prospectus. Because the selling stockholders may sell all or some of their shares of common stock offered hereby, no estimate can be given as to the number of shares of common stock that will be held by any selling stockholder upon termination of any offering made under this prospectus. To the extent required, we will provide any additional or changed information regarding any selling stockholder in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The following information is based upon information furnished to us by or on behalf of the selling stockholders.

NAME OF                                 NUMBER OF SHARES     NUMBER OF SHARES
SELLING                                   OWNED BEFORE            BEING
STOCKHOLDER                               OFFERING (1)         REGISTERED
---------------                       ------------------   -------------------
Gold & Appel Transfer, S.A.(2)             1,241,708            571,400
Revision LLC(2)                            2,353,896          1,179,732
Foundation for the International Non-
Governmental Development of Space (2)        725,329            703,529
Donald A. Burns (3)                        2,454,661          2,454,661

(1) Information set forth in the table regarding the selling stockholder is provided to the best of our knowledge based on information furnished to us by each selling stockholder and/or available to us through our stock ledgers or inquiries to brokers.
(2) The shares are beneficially owned by the stockholder and are pledged to Donald A. Burns, an unrelated third party lender, to secure a personal loan. This registration statement covers the sale of the shares by either the selling stockholder or the Pledgee.
(3) Includes 571,400 shares beneficially owned by Gold & Appel Transfer, S.A., 1,179,732 shares beneficially owned by Revision LLC, and 703,529 shares beneficially owned by Foundation for the International Non-Governmental Development of Space, all of which shares are pledged to Donald A. Burns to secure a $13 million personal loan, which matures on March 1, 2001.

                              PLAN OF DISTRIBUTION

     The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling stockholders. References in this plan of distribution to "selling stockholders" include donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares on the Nasdaq National Market, or in private sales at negotiated prices. The shares may be sold by one or more of the following methods of sale, at market prices prevailing at the time of sale, or at negotiated prices:

    - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

    - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

    - an over-the-counter distribution in accordance with the rules of the Nasdaq National Market;

    - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

    -     in privately negotiated transactions.

     If required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In addition, in the event that a selling stockholder notifies us that a donee or pledgee intends to sell shares, we will file a supplement to this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales. The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with a selling stockholder. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions (to the extent not prohibited by Section 16(c) of the Exchange Act). The selling stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders may also pledge or loan the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Gold & Appel Transfer, S.A. will pay all expenses incident to the offering and sale of the shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     The selling stockholders and any underwriter, broker-dealer or agent who participates in the distribution of such shares may be underwriters under the Securities Act of 1933, and any discount, commission or concession they receive may be deemed an underwriting discount or commission under the Securities Act of 1933.

     In order to comply with the securities laws of some states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders and we have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered by this prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act of 1933.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the shares of our common stock covered by this prospectus will be passed upon for the Company by the Law Offices of Jay J. Miller, Esq., 430 East 57th Street, New York, New York, 10022, counsel for the Company. Mr. Miller is a director and stockholder of the Company.

                                   EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended January 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED HEREIN OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATES ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF NOR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               2,454,661 Shares


                                     COVISTA
                              COMMUNICATIONS, INC.

                                  Common Stock
                               ------------------

                                   PROSPECTUS

                               -------------------

                                     , 2000

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The table below sets forth the various costs and expenses, other than underwriting discounts and commissions, to be incurred by certain of the selling stockholders in connection with the issuance and distribution of the securities being registered. All amounts shown represent estimates except the SEC's registration fee.


     SEC Registration fee                                $ 2,715.25
     Accounting fees and expenses (estimated)            $15,000.00
     Legal fees and expenses (estimated)                 $25,000.00
                                                         ----------

     Total (estimated)                                   $42,715.25 +
                                                           ==========

+ All of the expenses of issuance and distribution will be borne by Gold &
  Appel Transfer, S.A.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Eighth of the Registrant's Certificate of Incorporation provides that the Registrant's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except for liability for any breach of duty based upon an act or omission which is either(a) in breach of the director's duty of loyalty to the Company or its stockholders, (b) not in good faith or involves a knowing violation of law, or(c) results in the director's receipt of an improper benefit.

     The Registrant has also entered into indemnification agreements with each of its directors and officers which provide for indemnification against judgments, fines, amounts paid in settlement and other liabilities and expenses, to the fullest extent permitted by law. The indemnification is available, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, if such person had no reasonable cause to believe such conduct was unlawful.

     The Registrant maintain liability insurance over its directors and officers in the covered amount of $2,000,000 and may purchase further insurance or make other arrangements for such obligations to the extent permitted by the New Jersey Business Corporation Act.

     Statutory authority for indemnification of and insurance for the Registrant's directors and officers is contained in the New Jersey Business Corporation Act, in particular, Section 14A:3-5 of the Business Corporation Act, the material provisions of which may be summarized as follows:

     Directors and officers may be indemnified in non-derivative proceedings against settlements, judgments, fines and penalties and against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and also, in a criminal proceeding, he must have had no reasonable cause to believe that his conduct was unlawful. In derivative proceedings such persons may be indemnified against reasonable expenses (including counsel fees) where the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but not against settlements, judgments, fines or penalties except that, without a court determination as to entitlement to indemnity, no indemnity may be provided to a person who has been adjudged liable to the corporation. In all cases, the Business Corporation Act provides that indemnification may only be made by the corporation (unless ordered by a court) only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the person has met the applicable standard of conduct required of the person, requires a person to be indemnified for reasonable expenses (including counsel fees) to the extent he has been successful in any proceeding and permits a corporation to advance expenses upon an undertaking for repayment if it shall be ultimately determined that the director or officer is not entitled to indemnification. The indemnification and advancement of expenses provided by or granted pursuant to the Business Corporation Act is not exclusive of other rights of indemnification to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. However, no indemnification may be made to or on behalf of a director or officer if a final adjudication adverse to the director or officer establishes that the director's or officer's acts or omissions were in breach of his duty of loyalty to the corporation or its shareholders, were not in good faith or involved a knowing violation of law, or resulted in receipt by the director or officer of an improper personal benefit. A corporation may purchase and maintain insurance on behalf of any directors and officers against expenses incurred in any proceeding and liabilities asserted against them by reason of being or having been a director of officer, whether or not the corporation would have the power to indemnify the directors or officers against such expenses and liabilities under the statute.

ITEM 16.  EXHIBITS.

     The following exhibits are filed as part of this registration statement.

EXHIBIT
NUMBER        DESCRIPTION
--------      ------------

 *4.1 Promissory Note in the original principal amount of $13,000,000 made by Gold & Appel Transfer, S.A., Revision LLC and Walter C. Anderson in favor of Donald A. Burns, dated as of August 7, 2000.

 *4.2 Stock Pledge Agreement between Gold & Appel Transfer, S.A., Revision LLC, Foundation for the International Non-Governmental Development of Space and Walter C. Anderson, as Pledgors, in favor of Donald A. Burns, as Pledgee, dated as of August 7, 2000.

 *5.1         Form of Opinion regarding legality

 23.1         Consent of Deloitte & Touche LLP

*24.1         Power of Attorney

----------------
* Previously filed as an exhibit to the Registrant's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on September 29, 2000.

ITEM 17.  UNDERTAKINGS

(a) Rule 415 Offering.

    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include a prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     However, subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934(and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Incorporated Annual and Quarterly Reports.

     The undersigned Registrant hereby further undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  Rule 430A Offering

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Falls, State of New Jersey, on the 10th day of October 2000.

                                  Covista Communications, Inc.


                                  By:             *
                                     ------------------------------
                                          A. John Leach,
                                          President, Director and Chief
                                          Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of October 10, 2000.

        *
------------------------      President, Chief Executive Officer & Director
  A. John Leach


/s/ Thomas P. Gunning         Vice President, Secretary, Treasurer and
-----------------------       Chief Financial Officer
  Thomas P. Gunning


         *                     Chairman of the Board
-----------------------
   Walt Anderson


         *                     Director
-----------------------
   Leon Genet

         *
------------------------       Director
   Henry G. Luken, III



         *                     Director
-----------------------
     Jay J. Miller

* Thomas P. Gunning, by signing his name hereto, signs this document on behalf of each of the persons so indicated above pursuant to powers of attorney duly executed by such person and filed with the Securities and Exchange Commission on September 29, 2000.